Exhibit 21

Subsidiaries of CRC Health Corporation

Name	Jurisdiction of Incorporation
4therapy.com NETWORK	California
Advanced Treatment Systems, Inc.[1]	Virginia
ATS of Cecil County, Inc.[2]	Virginia
ATS of Delaware, Inc.	Virginia
ATS of North Carolina, Inc.[3]	Virginia
Baton Rouge Treatment Center, Inc.	Louisiana
Beckley Treatment Center, Inc.	West Virginia
BGI of Brandywine, Inc.[4]	Virginia
Bowling Green Inn of Pensacola, Inc.[5]	Virginia
Bowling Green Inn of South Dakota, Inc.[6]	Virginia
California Treatment Services[7]	California
CAPS of Virginia, Inc.	Virginia
Cartersville Center, Inc.	Georgia
Charleston Treatment Center Inc.	West Virginia
Clarksburg Treatment Center, Inc.	West Virginia
Comprehensive Addiction Programs, Inc.	Delaware
Coral Health Services, Inc.	Wisconsin
CRC ED Treatment, Inc.[8]	Delaware
CRC Health Oregon, Inc.	Oregon
CRC Health Tennessee, Inc.	Tennessee
CRC Recovery, Inc.	Delaware
East Indiana Treatment Center, Inc.	Indiana
Evansville Treatment Center Inc.	Indiana
Galax Treatment Center, Inc.[9]	Virginia
Greenbrier Treatment Center, Inc.	West Virginia
Huntington Treatment Center, Inc.	West Virginia
Indianapolis Treatment Center, Inc.	Indiana
Jayco Administration, Inc.	Nevada
Jeff-Grand Management Co., Inc.[10]	California
Kansas City Treatment Center, Inc.	Kansas
Milwaukee Health Services System[11]	California
Mineral County Treatment Center, Inc.	West Virginia

[1]	d/b/a Coatesville Treatment Center
[2]	d/b/a Elkton Treatment Center
[3]	d/b/a Cumberland County Treatment Center;
[4]	d/b/a Bowling Green Brandywine
[5]	d/b/a Twelve Oaks Treatment Center; Wellness Resource Center
[6]	d/b/a Keystone Treatment Center; Keystone Treatment Center Outpatient Services
[7]	d/b/a Recovery Solutions of Santa Ana
[8]	d/b/a Montecatini
[9]	d/b/a Life Center of Galax; Life Center of Galax Day Treatment Program; New River Treatment Center Methadone Maintenance; Clinch Valley Treatment Center Methadone Maintenance
[10]	d/b/a Jeff Grand Treatment Center
[11]	d/b/a 27th Street Clinic; 10th Street Clinic; Madison Clinic; Valley Health Systems; Wausau Health Services

Name	Jurisdiction of Incorporation
MWB Associates-Massachusetts, Inc.	Massachusetts
National Specialty Clinics, Inc.	Delaware
NSC Acquisition Corp.	Delaware
Parkersburg Treatment Center, Inc.	West Virginia
Richmond Treatment Center, Inc.	Indiana
San Diego Health Alliance[12]	California
San Diego Treatment Services[13]	California
Sheltered Living Incorporated[14]	Texas
Sierra Tucson Inc.	Delaware
Southern Indiana Treatment Center Inc.	Indiana
Southern West Virginia Treatment Center, Inc.	West Virginia
Southwest Illinois Treatment Center, Inc.	Illinois
Stonehedge Convalescent Center, Inc.	Massachusetts
Stonehedge Convalescent Center Limited Partnership	Massachusetts
The Camp Recovery Centers, L.P.[15]	California
Transcultural Health Development, Inc.[16]	California
Treatment Associates, Inc.[17]	California
Virginia Treatment Center, Inc.[18]	Virginia
Volunteer Treatment Center, Inc.	Tennessee
WCHS of Colorado (G), Inc.[19]	Nevada
WCHS, Inc.[20]	California
Wheeling Treatment Center, Inc.[21]	West Virginia
White Deer Realty, Ltd.	Pennsylvania
White Deer Run, Inc.[22]	Pennsylvania
Wichita Treatment Center Inc.	Kansas
Williamson Treatment Center, Inc.	West Virginia
Wilmington Treatment Center, Inc.[23]	Virginia

[12]	d/b/a Fashion Valley Clinic; Capalina Clinic; El Cajon Treatment Center
[13]	d/b/a Home Avenue Clinic; Third Avenue Clinic
[14]	d/b/a Live Healing Center of Santa Fe
[15]	d/b/a Azure Acres; Azure Acres IOP; Outpatient Services; The Camp Recovery Center Outpatient (Santa Cruz); The Camp Recovery Center
[16]	d/b/a Coastal Recovery Center
[17]	d/b/a Sacramento Treatment Clinic
[18]	d/b/a Roanoke Treatment Center
[19]	d/b/a Colorado Springs Treatment Center
[20]	d/b/a Colton Clinical Services; Riverside Treatment Center; Desert Treatment Clinic; Recovery Treatment Clinic; 6th Street Clinic; Silver Street Treatment Center; Hemphill Treatment Facility; The Renton Center; Lynnwood Clinic; Tacoma Treatment Solutions; Vancouver Treatment Solutions
[21]	d/b/a Weirton Treatment Center
[22]	d/b/a White Deer Run, Inc.; Cove Forge Behavioral Health System; Cove PREP Torrance State Hospital; White Deer Run of Lancaster; New Perspectives at White Deer Run; White Deer Run at Blue Mountain; New Directions; Renewal Center; White Deer Run of Allentown; White Deer Run of Altoona; White Deer Run of Bloomsburg; White Deer Run of Chambersburg; White Deer Run of Harrisburg; White Deer Run of Lewisburg; White Deer Run of New Castle; White Deer Run of Pottsville; White Deer Run of Reading; White Deer Run of Williamsport
[23]	d/b/a Wilmington Treatment Center; Wilmington Treatment Center Outpatient Services